Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues grew eight percent year-over-year to $83.1 million; non-GAAP earnings grew 19 percent year-over-year to $0.56/diluted share; GAAP earnings were $0.40/diluted share

Quarterly dividend increasing to $0.12 per share in third quarter of 2014

SAN JOSE, Calif.--(BUSINESS WIRE)--April 29, 2014--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended March 31, 2014. Net revenues for the quarter were $83.1 million, eight percent lower than the prior quarter and up eight percent from the first quarter of 2013. GAAP net income for the quarter was $12.4 million or $0.40 per diluted share, compared with $0.52 per diluted share in the prior quarter and $0.37 per diluted share in the first quarter of 2013. GAAP gross margin for the first quarter was 55.3 percent; operating margin was 15.3 percent.

In addition to its GAAP results, the company provided non-GAAP financial measures that exclude stock-based compensation expenses, acquisition-related amortization expenses, and the tax effects of these items. Non-GAAP net income for the first quarter of 2014 was $17.5 million or $0.56 per diluted share, compared with $0.66 per diluted share in the prior quarter and $0.47 per diluted share in the first quarter of 2013. Non-GAAP gross margin for the first quarter was 56.4 percent; non-GAAP operating margin was 22.2 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Our first-quarter revenues were less than we had expected but nevertheless grew eight percent from a year ago, while non-GAAP earnings per share grew nearly 20 percent year-over-year as our gross margin expanded and we controlled our expenses. We expect healthy sequential revenue growth in the second quarter, and we are positioned for a strong second half of 2014 as we ramp new products and continue to make progress in key growth areas such as LED lighting, rapid charging and high-power applications.”

Additional Highlights

  Cash flow from operations in the first quarter was $16.2 million; cash and investments increased by $15.5 million during the quarter to a total of $217.7 million.
  The company paid a dividend of $0.10 per share on March 31, 2014. The next dividend of $0.10 per share is to be paid on June 30, 2014, to stockholders of record as of May 30. The company’s board of directors has declared an increase in the quarterly dividend to $0.12 per share beginning in the third quarter of 2014.
  Power Integrations received 18 U.S. patents and 17 non-U.S. patents during the quarter and had a total of 626 U.S. patents and 500 non-U.S. patents as of March 31, 2014.

Financial Outlook

The company issued the following forecast for the second quarter of 2014:

  Second-quarter revenues are expected to be $89 million, plus or minus $3 million.
  Non-GAAP gross margin is expected to be approximately 54.5 percent. (Excludes approximately $0.3 million of stock-based compensation and $0.6 million of amortization of acquisition-related intangibles.) GAAP gross margin is expected to be approximately 53.5 percent.
  Non-GAAP operating expenses are expected to be between $29 million and $29.5 million. (Excludes from GAAP operating expenses approximately $4 million of stock-based compensation expenses and $1 million of amortization expense for acquisition-related intangible assets.) GAAP operating expenses are expected to be between $34 million and $34.5 million.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-201-0168 from within the United States or 1-647-788-4901 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc. is a Silicon Valley-based supplier of high-performance electronic components used in high-voltage power-conversion systems. The company’s integrated circuits and diodes enable compact, energy-efficient AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. CONCEPT IGBT drivers enhance the efficiency, reliability and cost of high-power applications such as industrial motor drives, solar and wind energy systems, electric vehicles and high-voltage DC transmission. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, amortization of acquisition-related intangible assets, and the tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected second-quarter 2014 financial performance and the statement that Power Integrations believes it is positioned for a strong second half of 2014 are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating and forecasting the performance of acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 13, 2014. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
NET REVENUES	$83,073	$90,412	$77,040

COST OF REVENUES	37,096	42,021	37,176

GROSS PROFIT	45,977	48,391	39,864

OPERATING EXPENSES:
Research and development	13,490	12,909	12,272
Sales and marketing	10,975	10,951	9,659
General and administrative	7,646	8,266	7,734
Amortization of acquisition-related intangible assets	1,135	1,158	1,122
Total operating expenses	33,246	33,284	30,787

INCOME FROM OPERATIONS	12,731	15,107	9,077

Other income, net	257	497	217

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	12,988	15,604	9,294

PROVISION (BENEFIT) FOR INCOME TAXES	625	(433)	(1,609)

NET INCOME	$12,363	$16,037	$10,903

EARNINGS PER SHARE:
Basic	$0.41	$0.54	$0.38
Diluted	$0.40	$0.52	$0.37

SHARES USED IN PER-SHARE CALCULATION:
Basic	30,239	29,974	28,754
Diluted	31,167	30,924	29,783

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$219	$250	$264
Research and development	1,212	1,515	1,106
Sales and marketing	935	1,054	829
General and administrative	1,549	1,511	1,437
Total stock-based compensation expense	$3,915	$4,330	$3,636

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$645	$645	$645

Operating expenses include:
Patent-litigation expenses	$1,186	$1,772	$1,399

REVENUE MIX BY END MARKET
Communications	18%	21%	22%
Computer	10%	11%	10%
Consumer	37%	34%	36%
Industrial	35%	34%	32%

POWER INTEGRATIONS, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS (in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$45,977	$48,391	$39,864
GAAP gross profit margin	55.3%	53.5%	51.7%

Stock-based compensation included in cost of revenues	219	250	264
Amortization of acquisition-related intangible assets	645	645	645

Non-GAAP gross profit	$46,841	$49,286	$40,773
Non-GAAP gross profit margin	56.4%	54.5%	52.9%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$33,246	$33,284	$30,787

Less: Stock-based compensation expense included in operating expenses
Research and development	1,212	1,515	1,106
Sales and marketing	935	1,054	829
General and administrative	1,549	1,511	1,437
Total	3,696	4,080	3,372

Amortization of acquisition-related intangible assets	1,135	1,158	1,122

Non-GAAP operating expenses	$28,415	$28,046	$26,293

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$12,731	$15,107	$9,077
GAAP operating margin	15.3%	16.7%	11.8%

Add: Total stock-based compensation	3,915	4,330	3,636
Amortization of acquisition-related intangible assets	1,780	1,803	1,767

Non-GAAP income from operations	$18,426	$21,240	$14,480
Non-GAAP operating margin	22.2%	23.5%	18.8%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision (benefit) for income taxes	$625	$(433)	$(1,609)
GAAP effective tax rate	4.8%	-2.8%	-17.3%

Tax effect of other adjustments to GAAP results	(548)	(1,751)	(2,295)

Non-GAAP provision for income taxes	$1,173	$1,318	$686
Non-GAAP effective tax rate	6.3%	6.1%	4.7%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$12,363	$16,037	$10,903

Adjustments to GAAP net income
Stock-based compensation	3,915	4,330	3,636
Amortization of acquisition-related intangible assets	1,780	1,803	1,767
Tax effect of items excluded from non-GAAP results	(548)	(1,751)	(2,295)

Non-GAAP net income	$17,510	$20,419	$14,011

Average shares outstanding for calculation of non-GAAP income per share (diluted)	31,167	30,924	29,783

Non-GAAP net income per share (diluted)	$0.56	$0.66	$0.47

GAAP income per share	$0.40	$0.52	$0.37

POWER INTEGRATIONS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83,967	$92,928
Short-term marketable securities	133,684	109,179
Accounts receivable	16,421	12,389
Inventories	47,934	42,235
Deferred tax assets	2,059	2,059
Prepaid expenses and other current assets	17,027	18,632
Total current assets	301,092	277,422

PROPERTY AND EQUIPMENT, net	92,142	90,141
INTANGIBLE ASSETS, net	38,478	40,334
GOODWILL	80,599	80,599
DEFERRED TAX ASSETS	5,686	9,449
OTHER ASSETS	3,332	3,476
Total assets	$521,329	$501,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,600	$20,772
Accrued payroll and related expenses	8,046	8,900
Taxes payable	1,768	2,266
Deferred taxes	1,325	943
Deferred income on sales to distributors	17,844	15,727
Other accrued liabilities	1,698	1,810
Total current liabilities	54,281	50,418

LONG-TERM LIABILITIES
Income taxes payable	2,612	6,885
Deferred taxes	4,991	5,273
Other liabilities	2,267	2,159
Total liabilities	64,151	64,735

STOCKHOLDERS' EQUITY:
Common stock	30	30
Additional paid-in capital	234,667	223,660
Accumulated other comprehensive loss	(315)	(470)
Retained earnings	222,796	213,466
Total stockholders' equity	457,178	436,686
Total liabilities and stockholders' equity	$521,329	$501,421

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended
	March 31, 2014	Dec. 31, 2013	March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,363	$16,037	$10,903
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	3,971	4,026	3,975
Amortization of intangible assets	1,856	1,878	1,842
Gain on disposal of property and equipment	159	(148)	-
Stock-based compensation expense	3,915	4,330	3,636
Amortization of premium on marketable securities	394	317	104
Deferred income taxes	3,864	2,025	(3,236)
Decrease in accounts receivable allowances	(15)	-	(20)
Excess tax benefit from stock options exercised	-	(734)	-
Tax benefit associated with employee stock plans	-	1,284	-
Change in operating assets and liabilities:
Accounts receivable	(4,017)	2,712	(7,393)
Inventories	(5,652)	(1,984)	893
Prepaid expenses and other assets	1,825	(3,118)	3,928
Accounts payable	1,088	(485)	2,832
Taxes payable and other accrued liabilities	(5,624)	(1,543)	1,172
Deferred income on sales to distributors	2,116	(1,134)	2,936
Net cash provided by operating activities	16,243	23,463	21,572

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,465)	(2,710)	(3,950)
Collections of financing lease and other receivables	-	433	-
Purchases of marketable securities	(24,751)	(13,211)	(19,422)
Proceeds from maturities of marketable securities	-	5,900	1,500
Net cash used in investing activities	(29,216)	(9,588)	(21,872)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	7,045	2,601	8,705
Payments of dividends to stockholders	(3,033)	(2,400)	(2,310)
Excess tax benefit from stock options exercised	-	734	-
Net cash provided by financing activities	4,012	935	6,395

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,961)	14,810	6,095

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	92,928	78,118	63,394

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$83,967	$92,928	$69,489

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com